EXHIBIT 99.1

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC. A/K/A RENAVOTIO, INC.

APPOINTS KEVIN HARRINGTON TO ITS NEWLY-FORMED ADVISORY BOARD

Tulsa, Oklahoma-- (Newsfile Corp.–August 5, 2020) – Success Entertainment Group International, Inc. (OTCQB: SEGN), a/k/a Renavotio, Inc. (“RI”)(the “Company”) announced today that internationally-recognized businessman, veteran entrepreneur and original Shark Tank investor Kevin Harrington, has joined its Advisory Board.

An innovator in infomercial marketing and one of the original “Sharks” on the hit TV show Shark Tank, Mr. Harrington has enabled countless entrepreneurs and business leaders to turn their ideas into reality. Throughout his corporate ventures, Harrington has launched more than 500 products, driving over $5 billion in sales. In addition to being the pioneer of the As Seen on TV Industry, as a board member, Kevin co-founded the Entrepreneur’s Organization. Kevin Harrington has pushed past all of the questions and excuses to repeatedly enjoy 100X of successes with over twenty of his companies passing $100 million in revenue. (https://kevinharrington.tv). Kevin will also be presenting with Renavotio, Inc. CEO Billy Robinson live at VirtualInvestorConferences.com on August 6, 2020.

DATE: Thursday, August 6, 2020

TIME: 9:30 AM EST

LINK: https://www.tinyurl.com/August6VICPR

“Having Kevin join our team and co-present on behalf of our Company on Thursday puts ‘fuel in our Rocket.’ We have re-launched Renavotio with a timely directive with focused infrastructure divisions including, medical, utility management, Underground utility, and fiber optic 5G installation - we expect these operating businesses will lead to a path for our country’s recovery. Having Kevin join our Advisory Board should bring our Company and our shareholders guidance, opportunities, a successful track record, and understanding of what it takes to grow companies” said William (“Billy”) Robinson, CEO of Renavotio, Inc.

“I feel that Renavotio offers great opportunities and my team looks forward to working with Billy and his management team to help Renavotio launch its new business directives. The Company has chosen a clear path to success and we are happy to contribute our years of business success to help accelerate the fulfillment of that path,” said Kevin Harrington.

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ABOUT SUCCESS ENTERTAINMENT GROUP, INC. A/K/A RENAVOTIO, INC.

Renavotio, Inc. is focused on infrastructure opportunities including Medical, 5G, utility construction, utility management, IoT, water, waste management technology, and related industries. RI initial targets and recent medical protective gear are infrastructure companies with utility construction, consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long-term savings, utilizing smart-utility monitoring, and dedicated engineering and service personnel. These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning. Its wholly owned subsidiary, Utility Management Corp, a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries. One subsidiary, Utility Management and Construction (UMCCO), is an engineering and smart utility management company that provides a one-stop solution to rural communities to reduce the consumption of electricity, natural gas, and water utilities for commercial, industrial and municipal end users. UMCCO’s unique approach creates immediate bottom line savings for clients, by providing the engineering, planning, permitting and installation through their second wholly-owned subsidiary, Cross-Bo Construction, which specializes in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals. www.renavotio.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release includes certain “forward-looking statements” under applicable US securities legislation. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: general business, economic, competitive, political and social uncertainties; delay or failure to receive board, shareholder or regulatory approvals, where applicable and the state of the capital markets. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

IR Contact:
Success Entertainment Group International Inc., a/k/a Renavotio, Inc.
Email Contact: brobinson@renavotio.com
Telephone: +1(504) 722-7402

Skyline Corporate Communications Group, LLC
Lisa Gray, Senior Account Manager

One Rockefeller Plaza, 10th Floor
New York, NY 10020
Office: (646) 893-5835
Email: lisa@skylineccg.com

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